Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225550

The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of a Registration Statement  declared effective by the United States Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 27, 2020

Preliminary Prospectus Supplement

(To Prospectus dated June 11, 2018)

$350,000,000

Common Stock

We are offering $350,000,000 of shares of our common stock in this offering.

Our common stock is listed on The Nasdaq Global Market, or Nasdaq, under the symbol “IMMU.” The last reported sale price of our common stock on The Nasdaq Global Market on April 24, 2020 was $28.44 per share.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Immunomedics, Inc., before expenses	$	$

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the section captioned “Risk Factors” in our most recently filed annual report on Form 10-K and any subsequent periodic reports we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Avoro Capital Advisors LLC (“Avoro”), our largest stockholder, has indicated an interest in purchasing approximately $50 million of shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less, or no shares in this offering to Avoro, or Avoro may determine to purchase more, less, or no shares in this offering. Dr. Behzad Aghazadeh, our Executive Chairman, is the portfolio manager and controlling person of Avoro.

We have granted the underwriters an option to purchase up to $52.5 million of additional shares from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $         and the total proceeds, before expenses, to us will be $        .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as set forth under “Underwriting.” Delivery of the shares of common stock will be made on or about                         , 2020.

Cowen	BofA Securities	Jefferies	Piper Sandler

The date of this prospectus supplement is                       , 2020.

PROSPECTUS SUPPLEMENT

ACCOMPANYING PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2018 as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “we”, “us”, “our”, “company” or similar references mean Immunomedics, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including each of the documents incorporated herein by reference, before making an investment decision.

Immunomedics, Inc.

Overview

Immunomedics is a leader in next-generation antibody-drug conjugate (“ADC”) technology, committed to help transform the lives of people with hard-to-treat cancers. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with chemotherapeutics, cytokines or toxins. On April 22, 2020, the U.S.  Food and Drug Administration granted accelerated approval to TrodelvyTM (sacituzumab govitecan-hziy) for the treatment of adult patients with metastatic triple-negative breast cancer (“mTNBC”) who have received at least two prior therapies for metastatic disease. Trodelvy is our lead product and most advanced program in our unique ADC platform. Our current focus is to commercialize Trodelvy as a third-line therapy for patients with mTNBC in the United States and to complete our confirmatory Phase 3 trial for full approval of Trodelvy.

We believe that our antibodies have therapeutic potential, in some cases as a naked antibody or when conjugated with chemotherapeutics, cytokines or other toxins to create unique and potentially more effective treatment options. The attachment of effective anti-tumor compounds to antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with better specificity than conventional chemotherapy. This treatment method is designed to optimize the therapeutic window through reducing the systemic exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects while maximizing the concentration of the therapeutic agent at the tumor, potentially leading to better efficacy.

In addition to our lead product, we have a number of other product candidates, which target solid tumors and hematologic malignancies in various stages of clinical and preclinical development. They include other ADCs such as labetuzumab govitecan, which binds the CEACAM5 antigen expressed on CRC and other solid cancers, and IMMU-140 that targets HLA-DR for the potential treatment of hematologic malignancies. We believe that our portfolio of intellectual property provides commercially reasonable protection for our product candidates and technologies.

The development and commercialization of successful therapeutic products is subject to numerous risks and uncertainties including, without limitation, the following:

•                  the time and expense required for us to comply with all applicable federal, state and foreign legal requirements, including, without limitation, our receipt of the necessary approvals of the FDA (which receipt is uncertain);

•                  the time and expense required for us to establish and maintain compliant operations for commercial manufacturing, sale, and distribution of products (if approved) under FDA and healthcare law requirements, and risks of non-compliance;

•                  we may be unable to obtain additional capital through strategic collaborations, licensing, or potential private and public capital markets financings, including the use of the ATM, in order to continue our research and secure regulatory approval of and market our lead product candidate;

•                  challenges based on the type of therapeutic compound under investigation and nature of the disease in connection with which the compound is being studied;

•                  our ability, as well as the ability of our partners, to conduct and complete clinical trials on a timely basis, including as a result of any impacts to current or future trials due to the COVID-19 pandemic;

•      the ability to provide and maintain an adequate clinical and commercial supply, including through contract manufacturer and vendor relationships;

•                  the financial resources available to us during any particular period; and

•                  many other factors associated with the commercial development of therapeutic products outside of our control.

Other Corporate Updates

On April 4, 2020, we appointed Harout Semerjian as our President and Chief Executive Officer, effective April 16, 2020. Mr. Semerjian was also appointed as a member of our Board of Directors. With the appointment of Mr. Semerjian and effective as of April 16, 2020, Mr. Scott Canute stepped down from his role as Executive Director and resumed his role as a Board member, while Dr. Aghazadeh will remain as Executive Chairman focusing on corporate strategy and business development and, during a transition period, will continue to interface with the investment community on our behalf.

On April 6, 2020, we announced that our Phase 3 confirmatory ASCENT study for sacituzumab govitecan, which has reached its target enrollment for mTNBC patients previously treated with at least two systemic chemotherapy regimens, will be halted due to compelling evidence of efficacy across multiple endpoints. This decision was based on the unanimous recommendation by the independent Data Safety Monitoring Committee during its recent routine review of the ASCENT study. Top-line data for the study is expected to be available around mid-2020.

On April 7, 2020, we announced that the FDA granted Fast Track designation for sacituzumab govitecan for the treatment of adult patients with locally advanced or metastatic urothelial cancer (“mUC”) who have previously received a programmed death receptor-1 (“PD-1”) or programmed death-ligand 1 (“PD-L1”) inhibitor, and a platinum containing chemotherapy in the neoadjuvant/adjuvant, locally advanced or metastatic setting, including patients who are platinum ineligible and have previously received a PD-1 or PD-L1 inhibitor in the neoadjuvant/adjuvant, locally advanced, or metastatic setting.

Financial Update

We estimate that as of March 31, 2020, we had approximately $540.6 million in cash, cash equivalents and marketable securities.

This amount is unaudited and preliminary, and does not present all information necessary for an understanding of our financial condition as of March 31, 2020. The review of our condensed consolidated financial statements for the three months ended March 31, 2020 is ongoing and could result in changes to this amount due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the condensed consolidated financial statements for the three months ended March 31, 2020 are finalized and publicly released. Our condensed consolidated financial statements for the three months ended March 31, 2020 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering. Our independent registered public accounting firm, KPMG LLP, has not audited, reviewed, or compiled these estimates. See “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus supplement, the accompanying prospectus and reports we file from time to time with the SEC that we incorporate by reference herein.

Sales under At-the-Market Program

Since December 31, 2019, we have not sold any shares of our common stock under our “at-the-market” equity offering program with Cowen and Company, LLC.

Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950 and 410 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC Pharmaceuticals, Inc., we also have one foreign subsidiary, Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Our reports that have been filed with the SEC, are available on our website free of charge, including our transition report and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus supplement may also be obtained without charge electronically or by paper by contacting Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950 or by calling (973) 605-8200.

In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the Company’s Code of Business Conduct (the “Code of Conduct”) governing our directors, officers and employees. Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes-Oxley Act of 2002.

THE OFFERING

Common stock offered by Immunomedics	$350,000,000 of shares of our common stock.

Option to purchase additional shares of common stock	We have granted the underwriters an option to purchase up to $52.5 million of additional shares from us within 30 days of the date of this prospectus supplement.

Common Stock to be outstanding immediately after this offering

224,716,302 shares, which is based on an aggregate offering of $350,000,000 of our common stock at an assumed public offering price of $28.44 per share (the last reported sale price of our common stock on The Nasdaq Global Market on April 24, 2020); or 226,562,294 shares if the underwriters exercise in full their option to purchase additional shares at an assumed public offering price of $28.44 per share.

Use of proceeds

We intend to use the net proceeds from this offering primarily to support the commercial launch of Trodelvy in the United States in metastatic triple-negative breast cancer, continue to expand the clinical development programs for sacituzumab govitecan, invest in the broader clinical development of the platform (including IMMU 130 & IMMU 140), continued scale-up of manufacturing and manufacturing process improvements, as well as for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq Global Market symbol	“IMMU”

Risk Factors

See “Risk Factors” beginning on page S-8 of this prospectus supplement and in our most recently filed Annual Report on Form 10-K for a discussion of factors that you should consider before deciding to invest in our common stock.

Insider participation

Avoro Capital Advisors LLC (“Avoro”), our largest stockholder, has indicated an interest in purchasing approximately $50 million of shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less, or no shares in this offering to Avoro, or Avoro may determine to purchase more, less, or no shares in this offering. Dr. Behzad Aghazadeh, our Executive Chairman, is the portfolio manager and controlling person of Avoro.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 212,409,692 shares outstanding as of December 31, 2019. This number of shares excludes the following:

•                  5,900,099 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2019 at a weighted average exercise price of $16.54 per share;

•                  1,393,160 shares of our common stock that could have been issued upon the conversion of $7.1 million of principal amount of convertible securities outstanding as of December 31, 2019, which were subsequently converted in February, 2020, based upon a conversion rate of $5.11;

•                  894,771 shares of our common stock underlying restricted stock units and performance stock options outstanding as of December 31, 2019; and

•                  4,588,632 shares of our common stock reserved for future awards under our stock incentive plan as of December 31, 2019.

Except as otherwise indicated, all information contained in this prospectus assumes no exercise of outstanding options, vesting of restricted stock units or conversion of convertible securities after December 31, 2019, and no exercise by the underwriters of their option to purchase additional shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, any free writing prospectus and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “estimate”, “projects”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: expectations for the timing of the commercial launch of Trodelvy and the development of Trodelvy for additional indications; the success of our clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, interpretation of those data by regulators, timing or associated costs); regulatory applications and related timelines, including the filing and approval timelines for BLAs and BLA supplements; out-licensing arrangements; forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market; our inability to further identify, develop and achieve commercial success and adequate commercial supply for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials or to our clinical supply, including as a result of the COVID-19 pandemic; the risk that clinical trials may not result in marketable products or may not support full approval by FDA of Trodelvy; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption “Risk Factors” included in this prospectus supplement and under the caption “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•                  our most recent annual report on Form 10-K, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  our quarterly reports on Form 10-Q; and

•                  our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference in this prospectus supplement might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of the accompanying prospectus, the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, as well as other information in this prospectus supplement and the documents incorporated by reference herein before deciding whether to invest in our securities. See “Where You Can Find More Information.” The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. If any such risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference herein as a result of different factors, including the risks we face described below and in the documents incorporated by reference herein. Other events that we do not currently anticipate or that we currently deem immaterial also affect our results of operations and financial condition.

Risks Relating to Our Business, Operations and Product Development

The outbreak of the SARS-CoV-2 virus and the COVID-19 disease that it causes , or similar public health crises, could have a material adverse impact on our business, financial condition and results of operations, including clinical development of our product candidates, manufacturing, commercial operations and sales.

The outbreak of the SARS-CoV-2 virus and the COVID-19 disease that it causes has evolved into a global pandemic. The novel coronavirus originating in Wuhan, China has spread to many regions of the world, including the United States and Europe. The extent to which this coronavirus impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning the virus and the actions to contain the spread of or to detect, prevent, or treat COVID-19, among others.

The spread of COVID-19, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on our business.

For example, such restrictions may present challenges in connection with our ability to successfully commercialize sacituzumab govitevcan, our ability to manufacture and distribute Trodelvy, and our ability to continue clinical development of this product candidate for other indications or of our other product candidates. Further, if the spread of the coronavirus pandemic continues and our operations are adversely impacted, our ability to meet performance obligations under contracts may be impacted.

Severe respiratory symptoms, infections and deaths related to the pandemic may disrupt healthcare delivery in the United States as well as the operations of regulatory bodies with responsibility for oversight of healthcare and health and therapeutic products, including Trodelvy. With respect to clinical trials, restrictions and efforts to avoid further spread of COVID-19 may present challenges to the conduct of these trials consistent with normally applicable approaches and good clinical practice standards, and although regulators including the FDA have offered guidance applicable during the COVID-19 pandemic allowing for flexibility of standards in certain areas and alternate methods of meeting trial oversight obligations (for example, via remote monitoring), the potential impact of these challenges cannot be fully predicted at this time.

Further, disruptions to health care and product delivery and regulation could result in the focus and prioritization of regulatory resources on emergent matters, which could divert regulatory resources away from more routine regulatory matters that are not COVID-19 related but that have the potential to impact our business.

It is unknown how long COVID-19 related disruptions could continue, and whether and at what point they may materially impact our business.

Any elongation or de-prioritization or delay in regulatory review resulting from such disruptions could materially affect our ongoing clinical development and commercialization plans. For example, although our lead product candidate has been approved by FDA and any necessary preapproval inspections were completed despite the COVID-19 issues emerging, FDA has now announced that domestic and foreign facility inspections are temporarily delayed, while inspections deemed “mission critical” (e.g., pre-approval and for-cause inspections) will be carried out on a case-by-case basis.  Depending on the length of the COVID-19 pandemic and FDA’s related internal policies, this could impact future applications and product candidates.

We currently engage third-party contract manufacturers to, among other things, manufacture components and materials for our product candidates. If either we or any of our third-party vendors or subcontractors in the supply chain for materials used in the production of our product candidates are adversely impacted by restrictions resulting from the coronavirus outbreak, our supply chain may be disrupted, limiting our ability to supply sufficient product for our clinical or commercial plans.

In response to the COVID-19 pandemic, we have closed our physical offices and have predominantly moved to a remote workforce, except with respect to manufacturing operations.

The COVID-19 pandemic could result in other disruptions including disruptions or restrictions on our ability to travel or to distribute our products (either directly or through third parties), as well as temporary closures of our facilities or the facilities of our suppliers or customers. In the event of a shelter-in-place order or other mandated local travel restrictions, our employees or third-parties conducting manufacturing activities may not be able to access necessary facilities, and our core activities may be significantly limited or curtailed, possibly for an extended period of time. Any disruption of our suppliers, contractors, vendors or customers would likely impact our sales and operating results.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical development programs, commercialization plans for Trodelvy, healthcare systems or the global economy as a whole. For example, due to the COVID-19 pandemic, we have experienced, and expect to continue to experience, enrollment at a slower pace at certain of our clinical trial sites than initially expected. In addition, certain of our clinical trial sites have suspended enrollment due to facility closures, quarantine, travel restrictions and other governmental restrictions. These effects could have a material impact on our operations, and we will continue to monitor the situation closely.

We have a long history of operating losses and it is likely that our operating expenses will continue to exceed our revenues for the foreseeable future.

We have incurred significant operating losses since our formation in 1982. We continue to spend our cash resources to fund our research and development programs and, subject to adequate funding, we expect these expenses to increase for the foreseeable future. There can be no assurance that we will be profitable in future quarters or other periods. Further, we have made the strategic decision to focus on our therapeutic pipeline. Although we recently received accelerated approval for Trodelvy, we historically have never had product sales of any therapeutic product. We expect to experience significant operating losses as we invest further in our research and development activities while simultaneously attempting to develop and commercialize our other therapeutic product candidates. Even if we are able to develop additional commercially viable therapeutic products, certain obligations the Company has to third parties, including, without limitation, our obligation to pay RPI Finance Trust, a Delaware statutory trust (“RPI”), royalties on certain sacituzumab govitecan revenues pursuant to the Royalty Agreement may erode profitability of such products. If we are unable to develop and successfully commercialize viable therapeutic products or to license them to third parties, it is likely that we will never achieve significant revenues or become profitable, either of which would jeopardize our ability to continue as a going concern.

We have significant future capital needs and may be unable to raise capital when needed, which could force us to delay or reduce our clinical development efforts.

We believe our projected financial resources are adequate to (i) support commercial launch of Trodelvy in the United States in mTNBC, (ii) continue to expand the clinical development programs for developing Trodelvy in mTNBC, metastatic urothelial cancer (“mUC”), hormone receptor-positive (“HR+”)/human epidermal growth factor receptor 2-negative (“HER2-”) metastatic breast cancer (“mBC”), and other indications of high medical need, (iii) invest in the broader clinical development of the platform (including IMMU-130 and IMMU-140), (iv) continued scale up of manufacturing and manufacturing process improvements, and (v) general working capital requirements. However, in case of regulatory delays or other unforeseen events, we may require additional funding.

We may require additional funding in the future to complete our clinical trials currently planned or underway, continue research and new development programs, and continue operations. Potential sources of funding include (i) the entrance into various potential strategic partnerships targeted at advancing and maximizing our full pipeline for mTNBC and beyond, (ii) the sales and marketing of Trodelvy as a third-line therapy for mTNBC in the United States, and (iii) potential equity and debt financing transactions.

Until we can generate significant cash through (i) the entrance into various potential strategic partnerships towards advancing and maximizing our full pipeline for mTNBC and beyond, or (ii) the sales and marketing of Trodelvy as a third-line therapy for mTNBC in the United States, we expect to continue to fund our operations with our current financial resources. In the future, if we cannot obtain sufficient funding through the above methods, we could be required to finance future cash needs through the sale of additional equity and/or issuance of debt. However, there can be no assurance that we will be able to raise the additional capital needed to complete our pipeline of research and development programs on commercially acceptable terms, if at all. The capital markets have experienced volatility in recent years, which has resulted in uncertainty with respect to availability of capital and hence the timing to meet an entity’s liquidity needs. Our existing debt may also negatively impact our ability to raise additional capital. If we are unable to raise capital on acceptable terms, our ability to continue our business would be materially and adversely affected.

Although we received accelerated approval of our BLA for sacituzumab govitecan for patients with metastatic triple-negative breast cancer, our other most advanced therapeutic product candidates are still only in the clinical development stage, and may require us to raise capital in the future in order to fund further expensive and time-consuming studies before they can even be submitted for final regulatory approval. A failure of a clinical trial could severely harm our business and results of operations.

Clinical trials involve the administration of a product candidate to patients who are already extremely ill, making patient enrollment often difficult and expensive. Moreover, even in ideal circumstances where the patients can be enrolled and then followed for the several months or more required to complete the study, the trials can be suspended, terminated, delayed or otherwise fail for any number of reasons, including:

•                  later-stage clinical trials may raise safety or efficacy concerns not readily apparent in earlier trials or fail to meet the primary endpoint;

•                  unforeseen difficulties in manufacturing the product candidate in compliance with all regulatory requirements and in the quantities needed to complete the trial which may become cost-prohibitive;

•                  we or any of our collaboration partners may experience delays in obtaining, or be unable to obtain, agreement for the conduct of our clinical trials from the FDA, institutional review boards (“IRBs”), or other reviewing entities at clinical sites selected for participation in our clinical trials;

•                  while underway, the continuation of clinical trials may be delayed, suspended or terminated due to modifications to the clinical trial’s protocols based on interim results obtained or changes required or conditions imposed by the FDA, an IRB, a DSMB or any other regulatory authority;

•                  our third-party contractors may fail to meet their contractual obligations to us in a timely manner;

•                  the FDA or other regulatory authorities may impose a clinical hold, for example based on an inspection of the clinical trial operations or trial sites;

•                  we or any of our collaboration partners may suspend or cease trials in our or their sole discretion;

•                  during the long trial process alternative therapies may become available which make further development of the product candidate impracticable; and

•                  if we are unable to obtain the additional capital we need to fund all of the clinical trials we foresee, we may be forced to cancel or otherwise curtail such trials and other studies.

Any substantial delay in successfully completing clinical trials for our product candidates, sacituzumab govitecan and labetuzumab govitecan, could severely harm our business and results of operations. For example, due to the COVID-19 pandemic, we have experienced, and expect to continue to experience, enrollment at a slower pace at certain of our clinical trial sites than initially expected. In addition, certain of our clinical trial sites have suspended enrollment due to facility closures, quarantine, travel restrictions and other governmental restrictions. As a result, we expect the results from our clinical trials could be delayed, which in turn could have a material adverse impact on our clinical trial plans and timelines.

Our clinical trials may not adequately show that our drugs are safe or effective, and a failure to achieve the planned endpoints could result in termination of product development or a withdrawal of our accelerated approval for Trodelvy.

Progression of our drug products through the clinical development process is dependent upon our trials indicating our drugs have adequate safety and efficacy in the patients being treated by achieving pre-determined safety and efficacy endpoints or failure by a regulatory authority to agree with our interpretation of clinical trial data according to the trial protocols. Failure to achieve either of these endpoints could result in delays in our trials, require the performance of additional unplanned trials, require termination of any further development of the product for the intended indication, or, in the case of our confirmatory Phase 3 clinical trial for Trodelvy, could result in a withdrawal by FDA of our accelerated approval.

These factors could result in delays in the development of our product candidates and could result in significant unexpected costs or the termination of programs.

On April 6, 2020, we announced that our Phase 3 confirmatory ASCENT study will be halted due to compelling evidence of efficacy.  This decision was based on the unanimous recommendation of the study's independent data safety monitoring committee after a routine review the data from the ASCENT study.  While the study was halted based on the interim analysis, detailed results of the remainder of the study, including a comparison of the efficacy of sacituzumab govitecan to the treatment of physician's choice as measured by progression-free survival in patients with metastatic TNBC previously treated with at least two systemic chemotherapy regimens as well as secondary objectives including overall survival, independently-determined objective response rate, duration of response and time to onset of response per RECIST 1.1 criteria, quality of life, and safety, are not yet available.  Final results will become available following study close out and unblinding of study data. We cannot guarantee that the final results of the ASCENT study, once known, and other existing clinical data will be sufficient to support the approval of a supplemental BLA, or whether regulatory agencies will require additional clinical trials or information, which could impact the approvability or commercialization timing and prospects of Trodelvy for the treatment of adult patients with mTNBC who have received at least two prior therapies for metastatic disease.

Information obtained from our Expanded Access Program launched in January 2020 may not reliably predict the efficacy of our product candidates in company-sponsored clinical trials and may lead to adverse events that could limit approval.

In January 2020, we instituted an Expanded Access Program for mTNBC patients. Expanded access studies conducted under this program are uncontrolled, carried out by individual investigators and not typically conducted in strict compliance with cGCPs, all of which can lead to a treatment effect which may differ from that in placebo-controlled trials. These studies provide only anecdotal evidence of efficacy for regulatory review. These studies contain no control or comparator group for reference and these patient data are not designed to be aggregated or reported as study results. Moreover, data from such small numbers of patients may be highly variable.

Expanded access programs provide supportive safety information for regulatory review. Physicians conducting these studies may use sacituzumab govitecan in a manner inconsistent with the protocol. Any adverse events or reactions experienced by subjects in the expanded access program may be attributed to sacituzumab govitecan and may impact the safety profile of the drug with related labeling and other regulatory implications.

Should the clinical development process be successfully completed, our ability to derive revenues from the sale of therapeutics will depend upon our first obtaining FDA as well as foreign regulatory approvals, all of which are subject to a number of unique risks and uncertainties.

Even if we are able to demonstrate the safety and efficacy of our product candidates in clinical trials, if we fail to gain timely approval to commercialize our product candidates from the FDA and other foreign regulatory authorities, we will be unable to generate the revenues we will need to build our business. The FDA or comparable regulatory authorities in other countries may delay, limit or deny approval of our product candidates for various reasons. For example, such authorities may disagree with the design, scope or implementation of our clinical trials; or with our interpretation of data from our preclinical studies or clinical trials; or may otherwise take the position that our product candidates fail to meet the requirements and standards for regulatory approval. There is limited FDA precedent or guidance on ADCs, and ADC product candidates may present more complex review considerations than conventional drugs, given their biologic (antibody), drug, and linker components. There are numerous FDA personnel assigned to review different aspects of a BLA, and uncertainties can be presented by their ability to exercise judgment and discretion during the review process. During the course of review, the FDA may request or require additional preclinical, clinical, chemistry, manufacturing, and control (“CMC”), or other data and information, and the development and provision of these data and information may be time consuming and expensive.  Regulatory approvals may not be granted on a timely basis, if at all, and even if and when they are granted, they may not cover all the indications for which we seek approval, and they may be subject to the submission of additional confirmatory data to verify clinical benefit post-approval (i.e., for products approved under the accelerated approval pathway), as well as postmarketing requirements, and postmarketing commitments.

Further, while we may develop a product candidate with the intention of addressing a large, unmet medical need, the FDA may only approve the use of the drug for indications affecting a relatively small number of patients, thus greatly reducing the market size and our potential revenues. The approvals may also contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use, which could further narrow the size of the market. In certain countries, even if the health regulatory authorities approve a drug, it cannot be marketed until pricing for the drug is also approved. Finally, even after approval can be obtained, we may be required to recall or withdraw a product as a result of newly discovered safety or efficacy concerns, either of which would have a materially adverse effect on our business and results of operations.

In order to fund future operations, we will need to raise significant amounts of additional capital. Because it can be difficult for a mid-cap company like ours to raise equity capital on acceptable terms, we cannot assure you that we will be able to obtain the necessary capital when we need it, or on acceptable terms, if at all.

Even if our technologies and product candidates are superior, if we lack the capital needed to bring our future products to market, we may not be successful. We have obtained the capital necessary to fund our research and development programs to date primarily from the following sources:

•                  upfront payments, milestone payments, and payments for limited amounts of our antibodies received from licensing partners;

•                  proceeds from the public and private sale of our equity or debt securities; and

•                  licenses and interest income from our investments.

Over the long term, we expect to commercialize Trodelvy in mTNBC in the United States and globally, to expand sacituzumab govitecan to treat patients with other solid tumors, including UC, HR+/HER2- mBC, NSCLC and other serious cancers, to expand research and development activities to continue to expand and we do not believe we will have adequate cash to continue commercial expansion and development of sacituzumab govitecan, or to complete development of product candidates in line with our pipeline included in our long term corporate strategy. Our capital requirements are dependent on numerous factors, including:

•                  the rate of progress of commercialization of Trodelvy in mTNBC and our ability to develop sacituzumab govitecan for other cancers;

•                  the rate at which we progress our research programs and the number of product candidates we have in preclinical and clinical development at any one time;

•                  the cost of conducting clinical trials involving patients in the United States, Europe and possibly elsewhere;

•                  our need to establish the manufacturing capabilities necessary to produce the quantities of our product candidates we project we will need;

•                  the time and costs involved in obtaining FDA and foreign regulatory approvals;

•                  the cost of first obtaining, and then defending, our patent claims and other intellectual property rights; and

•                  our ability to enter into licensing and other collaborative agreements to help offset some of these costs.

There may be additional cash requirements for many reasons, including, but not limited to, changes in our commercial expansion plans, our research and development plans, the need for unexpected capital expenditures or costs associated with any acquisitions of other businesses, assets or technologies that we may choose to undertake and marketing and commercialization of our product candidates. If we deplete our existing capital resources, we will be required to either obtain additional capital quickly, or significantly reduce our operating expenses and capital expenditures, either of which could have a material adverse effect on us.

Until we can generate significant cash through either (i) the entrance into various potential strategic partnerships targeted at advancing and maximizing the Company’s full pipeline for mTNBC and beyond, or (ii) the sales and marketing of Trodelvy as a third-line therapy for mTNBC, we may need additional funding. We believe our projected financial resources are adequate to (i) support commercial launch of Trodelvy in the United States in mTNBC, (ii) continue to expand the clinical development programs for developing Trodelvy in mTNBC, metastatic urothelial cancer (“mUC”), hormone receptor-positive (“HR+”)/human epidermal growth factor receptor 2-negative (“HER2-”) metastatic breast cancer (“mBC”), and other indications of high medical need, (iii) invest in the broader clinical development of the platform (including IMMU-130 and IMMU-140), (iv) continued scale up of manufacturing and manufacturing process improvements, and (v) general working capital requirements. However, in case of regulatory delays or other unforeseen events, we may require additional funding. If, however, we cannot obtain sufficient funding through the entrance into various potential strategic partnerships targeted at advancing and maximizing the Company’s full pipeline for mTNBC and beyond, we could be required to finance future cash needs through the sale of additional equity securities and/ or the issuance of debt. However, there can be no assurance that we will be able to raise the additional capital needed to complete our pipeline of research and development programs on commercially acceptable terms, if at all. The capital markets have experienced volatility in recent years, which has resulted in uncertainty with respect to availability of capital and hence the timing to meet an entity’s liquidity needs. The Company’s existing debt will also negatively impact the Company’s ability to raise additional capital. If the Company is unable to raise capital on acceptable terms, its ability to continue its business would be materially and adversely affected. Having insufficient funds may require us to delay, scale-back, or eliminate some or all of our programs, or renegotiate less favorable terms than we would otherwise choose. Failure to obtain adequate financing also may adversely affect our ability to operate as a going concern.

Additionally, if we raise funds by issuing equity securities, dilution to existing stockholders would result; and if we raise funds by incurring additional debt financing, the terms of the debt may involve future cash payment obligations and/or conversion to equity as well as restrictions that may limit our ability to operate our business.

If we, or any of our collaboration partners, or our or their contract manufacturers, cannot successfully and efficiently manufacture the compounds that make up our products and product candidates, our ability, and the ability of our collaboration partners, to sell products and conduct clinical trials will be impaired.

Our ability to conduct our preclinical and clinical research and development programs depends, in large part, upon our ability to manufacture our proprietary compounds in accordance with the FDA and other regulatory requirements. We have limited historical experience in manufacturing these compounds in significant quantities, and we may not be able to do so in the quantities required to commercialize these products. Any interruption in manufacturing across the supply chain, whether by natural disasters, global disease outbreaks such as COVID-19 or otherwise, could significantly and adversely affect our operations, and delay our research and development programs. The COVID-19 pandemic in particular could adversely impact our internal and third party manufacturing operations as well as our supply chains and distribution systems. Due to the uncertainty around the duration and breadth of the COVID-19 pandemic, the ultimate impact on our manufacturing cannot be reasonably estimated at this time.

We and our collaboration partners also depend on third parties to provide certain raw materials, and contract manufacturing and processing services. All manufacturers of biopharmaceutical products must comply with current cGMP standards, required by the FDA and other regulatory agencies. Such regulations address, among other matters, controls in manufacturing processes, quality control and quality assurance requirements and the maintenance of proper records and documentation. The FDA and other regulatory agencies routinely inspect manufacturing facilities, including in connection with the review of a BLA. The FDA generally will issue a notice on Form 483 if it finds issues with respect to its inspections, to which the facility must adequately respond in order to avoid escalated regulatory concerns. If our manufacturing facility or those facilities of our collaboration partners and our respective contract manufacturers or processors do not comply with applicable cGMP standards and other regulatory requirements, in addition to regulatory enforcement, we may be subject to product liability claims, we may be unable to meet clinical demand for our products, and we could suffer delays in the progress of clinical trials for products under development and of potential approval and commercialization.

Although historically we have been a research and development company, we are commercializing our lead product internally rather than licensing such asset. There can be no assurance that we will be successful in developing and expanding commercial operations or balancing our research and development activities with our commercialization activities.

We have historically been engaged primarily in research and development activities, but are commercializing our lead product, Trodelvy, ourselves. There can be no assurance that we will be able to successfully manage the balance of our research and development operations with our  commercialization activities. Potential investors should be aware of the problems, delays, expenses and difficulties frequently encountered by companies balancing development of product candidates, which can include problems such as unanticipated issues relating to clinical trials and receipt of approvals from the FDA and foreign regulatory bodies, with commercialization efforts, which can include problems relating to managing manufacturing and supply, reimbursement, marketing problems and additional costs. Our product candidates will require significant additional research and clinical trials, and we will need to overcome significant regulatory burdens prior to commercialization in the United States and other countries. In addition, we may be required to spend significant funds on building out our commercial operations.

Factors that may impact our efforts to commercialize our current or future product candidates and generate product revenues include:

•                  the need to recruit, train, manage, and retain adequate numbers of effective sales and marketing personnel over a large geographic area;

•                  the costs and time associated with the initial and ongoing training of sales and marketing personnel on legal and regulatory compliance matters and monitoring their actions;

•                  the clinical indications for which the products are approved and the claims that we may make for the products;

•                  limitations or warnings, including distribution or use restrictions, contained in the products’ approved labeling;

•                  any distribution and use restrictions imposed by the FDA or to which we agree;

•                  our ability to appropriately market, detail, and distribute products in light of healthcare provider facility closures, quarantine, travel restrictions and other governmental restrictions caused by COVID-19;

•                  understanding and training relevant personnel on the limitations on, and the transparency and reporting requirements applicable to, remuneration provided to actual and potential referral sources; and

•                  liability for sales or marketing personnel who fail to comply with the applicable legal and regulatory requirements.

Additionally, commercial products must now meet the requirements of the DSCSA, which imposes obligations on manufacturers of prescription drug products for commercial distribution, regulating the distribution of the products at the federal level, and sets certain standards for federal or state registration and compliance of entities in the supply chain (manufacturers and repackagers, wholesale distributors, third-party logistics providers, and dispensers). The DSCSA preempts previously enacted state pedigree laws and the pedigree requirements of the PDMA. Trading partners within the drug supply chain must now ensure certain product tracing requirements are met that they are doing business with other authorized trading partners; and they are required to exchange transaction information, transaction history, and transaction statements. Further, the DSCSA limits the distribution of prescription pharmaceutical products and imposes requirements to ensure overall accountability and security in the drug supply chain. Product identifier information (an aspect of the product tracing scheme) is also now required. The DSCSA requirements, development of standards, and the system for product tracing have been and will continue to be phased in over a period of years through 2023, and subject companies will need to continue their implementation efforts. The distribution of product samples continues to be regulated under the PDMA, and some states also impose regulations on drug sample distribution.

If we are unable to develop commercially viable therapeutic products, certain obligations the Company has to third parties, including, without limitation, our obligation to pay RPI royalties on certain sacituzumab govitecan revenues pursuant to the funding agreement may also erode profitability of this product. There can be no assurance that after the expenditure of substantial funds and efforts, we will successfully develop and commercialize any of our product candidates, generate any significant revenues or ever achieve and maintain a substantial level of sales of our products.

We may not successfully establish and maintain collaborative and licensing arrangements, which could adversely affect our ability to develop and commercialize certain of our product candidates. Any of our collaboration partners may not adequately perform their responsibilities under our agreements, which could adversely affect our development and commercialization program.

A key element of our business strategy has been to develop, market and commercialize our product candidates through collaborations with more established pharmaceutical companies, including, but not limited to, our collaborations with Everest, Clovis, Roche and AstraZeneca. To the extent we continue to rely on this business strategy, we may not be able to maintain or expand these licenses and collaborations or establish additional licensing and collaboration arrangements necessary to develop and commercialize any of our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

We expect to rely at least in part on third party collaborators to perform a number of activities relating to the development and commercialization of certain of our product candidates, including the manufacturing of product materials, the design and conduct of clinical trials for certain of our product candidates, and potentially the obtaining of regulatory approvals and marketing and distribution of any successfully developed products. Our collaborative partners may also have or acquire rights to control aspects of our product development and clinical programs. As a result, we may not be able to conduct these programs in the manner or on the time schedule we currently contemplate. In addition, if any of these collaborative partners withdraw support for our programs or product candidates or otherwise impair their development, our business could be negatively affected. Our expenses may also increase as a result of our plan to undertake these activities internally to commercialize sacituzumab govitecan.

In addition, our success depends on the performance of our collaborators of their responsibilities under these arrangements. Some potential collaborators may not perform their obligations in a timely fashion or in a manner satisfactory to us. Because such agreements may be exclusive, we may not be able to enter into a collaboration agreement with any other company covering the same product field during the applicable collaborative period. In addition, our collaborators’ competitors may not wish to do business with us at all due to our relationship with our collaborators. If we are unable to enter into additional product discovery and development collaborations, our ability to sustain or expand our business will be significantly diminished.

Our future success will depend upon our ability to first obtain and then adequately protect our patent and other intellectual property rights, as well as avoiding the infringement of the rights of others.

Our future success will be highly dependent upon our ability to first obtain and then defend the patent and other intellectual property rights necessary for the commercialization of our product candidates. We have filed numerous patent applications on the technologies and processes that we use in the United States and certain foreign countries. Although we have obtained a number of issued United States patents to date, the patent applications owned or licensed by us may not result in additional patents being issued. Moreover, these patents may not afford us the protection we need against competitors with similar technologies or products. A number of jurisdictions where we have sought, or may in the future choose to seek, intellectual property protection, have intellectual property laws and patent offices which are still developing. Accordingly, we may have difficulty obtaining intellectual property protection in these markets, and any intellectual property protections which we do obtain may be less protective than in the United States, which could have an adverse effect on our operations and financial prospects.

The successful development of therapeutic products frequently requires the application of multiple technologies that may be subject to the patent or other intellectual property rights of third parties. Although we believe it is likely we will need to license technologies and processes from third parties in the ordinary course of our business, we are not currently aware of any material conflict involving our technologies and processes with any valid patents or other intellectual property rights owned or licensed by others that would affect commercial sales of Trodelvy or other products starting in 2020. In the event that a third party was to claim such a conflict existed, they could sue us for damages as well as seek to prevent us from commercializing our product candidates. It is possible that a third party could successfully claim that our products infringe on their intellectual property rights. Uncertainties resulting from the litigation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Any patent litigation or other proceeding, even if resolved in our favor, would require significant financial resources and management time.

Some of our competitors may be able to sustain these costs more effectively than we can because of their substantially greater financial and managerial resources. If a patent litigation or other proceeding is resolved unfavorably to us, we may be enjoined from manufacturing or selling our products without a license from the other party, in addition to being held liable for significant damages. We may not be able to obtain any such license on commercially acceptable terms, if at all.

In addition to our reliance on patents, we attempt to protect our proprietary technologies and processes by relying on trade secret laws, nondisclosure and confidentiality agreements and licensing arrangements with our employees and other persons who have access to our proprietary information. These agreements and arrangements may not provide meaningful protection for our proprietary technologies and processes in the event of unauthorized use or disclosure of such information. In addition, our competitors may independently develop substantially equivalent technologies and processes or otherwise gain access to our trade secrets or technology, either of which could materially and adversely affect our competitive position.

Expiry of our intellectual property rights could lead to increased competition.

Even where we are able to obtain and then defend patent and other intellectual property rights necessary for research, development and commercialization of our product candidates, such intellectual property rights will be for a limited term. Where patents which we own or license expire, the technology comprising the subject of the patent may be utilized by third parties in research and development or competing products (for example, biosimilars of a patented product may be manufactured by third parties once the patent expires). While we endeavor to maintain robust intellectual property protection, as our existing issued patents expire, it may materially and adversely affect our competitive position.

We face substantial competition in the biotechnology industry and may not be able to compete successfully against one or more of our competitors.

The biotechnology industry is highly competitive, particularly in the area of therapeutic oncology products. In recent years, there have been extensive technological innovations achieved in short periods of time, and it is possible that future technological changes and discoveries by others could result in our products and product candidates quickly becoming uncompetitive or obsolete. A number of companies, including ADC Therapeutics, AbbVie, Astellas Pharma, AstraZeneca, Bristol-Myers Squibb, Daiichi Sankyo, GlaxoSmithKline, Immunogen, Merck, Novartis, Pfizer, Roche, Sanofi, Seattle Genetics, and Zyme Works, are engaged in the development of therapeutic ADC and/or oncology products. Many of these companies have significantly greater financial, technical and marketing resources than we do. In addition, many of these companies have more established positions in the pharmaceutical industry and are therefore better equipped to develop, commercialize and market oncology products. Even some smaller competitors may obtain a significant competitive advantage over us if they are able to discover or otherwise acquire patentable inventions, form collaborative arrangements or merge with larger pharmaceutical companies. Further, even if we are able to successfully develop and commercialize products, other manufacturers operating in emerging markets may also have a competitive advantage over us with respect to competing products due to their ability to manufacture with a lower cost base.

We expect to face increasing competition from universities and other non-profit research organizations. These institutions carry out a significant amount of research and development in the field of antibody-based technologies and they are increasingly aware of the commercial value of their findings. As a result, they are demanding greater patent and other proprietary rights, as well as licensing and future royalty revenues. It is possible that such competition could come from universities with which we have, or have previously had, collaborative research and development relationships, notwithstanding our efforts to protect our intellectual property in the course of such relationships.

We may be liable for contamination or other harm caused by hazardous materials that we use in the operations of our business.

In addition to laws and regulations enforced by the FDA, we are also subject to regulation under various other foreign, federal, state and local laws and regulations. Our manufacturing and research and development programs involve the controlled use of viruses, hazardous materials, chemicals and various radioactive compounds.

The risk of accidental contamination or injury from these materials can never be completely eliminated, and if an accident occurs, we could be held liable for any damages that result, which could exceed our available resources.

The nature of our business exposes us to significant liability claims, and our insurance coverage may not be adequate to cover any future claims.

The use of our compounds in clinical trials and any future sale exposes us to liability claims that could be substantial. These claims might be made directly by healthcare providers, medical personnel, patients, consumers, pharmaceutical companies, and others selling or distributing our compounds. While we currently have product liability insurance that we consider adequate for our current needs, we may not be able to continue to obtain comparable insurance in the future at an acceptable cost, if at all. If for any reason we cannot maintain our existing or comparable liability insurance, our ability to clinically test and market products could be significantly impaired. Moreover, the amount and scope of our insurance coverage, as well as the indemnification arrangements with third parties upon which we rely, may be inadequate to protect us in the event of a successful product liability claim. Any successful claim in excess of our insurance coverage could materially and adversely affect our financial condition and operating results.

Certain potential for conflicts of interest, both real and perceived, exist which could result in expensive and time-consuming litigation.

Certain of our former officers and directors have relationships and agreements, both with us as well as among themselves and their respective affiliates, which create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our former Chairman of our Board of Directors, our former Chief Scientific Officer and our former Chief Patent Officer, and Ms. Cynthia L. Sullivan, a former Director and our former President and Chief Executive Officer (who is also the wife of Dr. Goldenberg). Dr. Goldenberg is also a minority stockholder of our majority-owned subsidiary, IBC. Dr. Goldenberg was the primary inventor of new intellectual property for Immunomedics and IBC and was largely responsible for allocating ownership between the two companies. Immunomedics has incurred expenses on behalf of the IBC operations, including interest, over the past fifteen years. As of March 31, 2020, IBC has a liability to Immunomedics Inc. which is eliminated in consolidation.

On January 8, 2018, Morris Rosenberg joined the Company as Chief Technology Officer and became a full-time employee and was permitted to continue to provide certain limited outside consulting services through M Rosenberg BioPharma Consulting LLC.

On March 5, 2019, we entered into a Letter Agreement with Scott Canute, a member of our Board of Directors, in connection with his appointment as Executive Director of the Company. On April 16, 2020, Mr. Canute stepped down from his role as Executive Director and resumed his role as a member of our Board of Directors.

On November 19, 2019, pursuant to the Plan, the Board of Directors approved a stock option grant to Behzad Aghazadeh, Executive Chairman of the Board of Directors of the Company, to purchase 150,000 shares of the Company’s common stock (the “Performance-Based Option”) for certain duties performing this role; including providing consulting and advisory services to the Company. The Performance-Based Option is a nonqualified stock option and one third vested upon FDA acceptance of the BLA resubmission, and two thirds vested upon approval from the FDA for the Company’s BLA for sacituzumab govitecan. On March 20, 2020, we also granted

Dr. Aghazadeh an award of 100,000 restricted stock units, which vest as to 1/3 on each of the first, second and third anniversary of the date of grant.

As a result of these and other relationships, the potential for both real and perceived conflicts of interest exist and disputes could arise over the allocation of funds, research projects and ownership of intellectual property rights. In addition, in the event that we become involved in stockholder litigation regarding these potential conflicts, we might be required to devote significant resources and management time defending the Company from these claims, which could adversely affect our results of operations.

The commercial success of our product candidates depends on the availability and sufficiency of third-party payor coverage and reimbursement.  Given that recent cancer therapeutics for solid cancers such as the ones we are developing can cost approximately in the range of $13,000 to $30,000 a month, even if our product candidates become available for sale it is likely that federal and state governments, insurance companies and other payors of health care costs will try to first limit the use of these drugs to certain patients, and may be reluctant to provide a level of reimbursement that permits us to earn a significant profit on our investment, if any.

Our ability to successfully commercialize therapeutic products will depend, in significant part, on the extent to which hospitals and physicians can obtain appropriate reimbursement levels for the cost of our products and related treatment. Third-party payors are increasingly challenging the prices charged for diagnostic and therapeutic products and related services. Many commercial payors employ “new-to-market blocks” for newly launched medications and other products until the payors have the opportunity to make a coverage decision based upon their internal review of such products. When a medication or other product is not covered, the patient is responsible to pay the full price, which can significantly limit utilization. In addition, legislative proposals to reform health care or reduce government insurance programs may result in lower prices or the actual inability of prospective customers to purchase our products. Furthermore, even if reimbursement is available, it may not be available at price levels sufficient for us to realize a positive return on our investment.

The United States government, state legislatures and foreign governmental entities have shown significant interest in implementing cost containment programs to limit the growth of government-paid healthcare costs, including price controls, restrictions on reimbursement and coverage and requirements for substitution of generic products for branded prescription drugs. Adoption of government controls and measures, and tightening of restrictive policies in jurisdictions with existing controls and measures, could exclude or limit our product candidates from coverage and limit payments for pharmaceuticals. We continue to monitor the potential impact of proposals to lower prescription drug costs at the federal and state level. For example, on May 11, 2018, President Trump laid out his administration’s “Blueprint” to lower drug prices and reduce out of pocket costs of drugs, as well as additional proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, and incentivize manufacturers to lower the list price of their products. Although some proposals related to the administration’s Blueprint require additional authorization to become effective, may ultimately be withdrawn, or may face challenges in the courts, the U.S. Congress and the Trump administration have indicated that they will continue to seek new legislative and administrative measures to control drug costs. Drug pricing remains a key bipartisan issue and drug pricing legislation has been introduced in both the Senate and the House. The Senate Finance Committee released “The Prescription Drug Pricing Reduction Act of 2019” in late July 2019 which includes changes to Medicare and Medicaid drug pricing and targets certain pharmacy benefit manager (“PBM”) and pharmaceutical manufacturer pricing practices such as: (i) revisions to Medicare Part D benefit design and capping beneficiary out-of-pocket costs at $3,100; (ii) an inflationary rebate policy that would require pharmaceutical manufacturers to pay rebates when the price of their drug or biologic increases faster than inflation; (iii) manufacturer reporting requirement to HHS for certain drug price increases; and (iv) PGM transparency requirements and a ban on spread pricing in Medicaid. In December 2019, the House passed a drug pricing bill, “Lower Drug Costs Now Act of 2019), which features Medicare Parts B and D direct negotiation with manufacturers, inflationary rebates and a restructuring of the Part D benefit. Direct price negotiations would occur for at least 50 of the most costly drugs to Medicare and would target drugs without a comparable generic or biosimilar on the market. Negotiated prices under the House bill could be used by any payor, both governmental and commercial.  Republicans in both chambers have opposed the drug pricing bills but the Trump administration has expressed support for the Senate bill and continues to push for drug pricing controls. If drug pricing reform is not meaningfully addressed before the 2020 election, policies to be pursued in the future may be more aggressive, regardless of which party controls the White House.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

In addition, we expect that increased emphasis on managed care and cost containment measures in the United States by third-party payors and government authorities to continue and will place pressure on pharmaceutical pricing and coverage. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more product candidates for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

If we are unable to obtain and maintain sufficient third-party coverage and adequate reimbursement for our product candidates, the commercial success of our product candidates may be greatly hindered and our financial condition and results of operations may be materially and adversely affected.

Our products may not achieve market acceptance.

If any of our product candidates fail to achieve sufficient market acceptance, we may not be able to generate sufficient revenue to become profitable. The degree of market acceptance of our product candidates, if and when they are approved for commercial sale, will depend on a number of factors, including but not limited to:

•                  the timing of our receipt of marketing approvals, the terms of such approvals and the countries in which such approvals are obtained;

•                  the safety, efficacy, reliability and ease of administration of our product candidates;

•                  the prevalence and severity of undesirable side effects and adverse events;

•                  the extent of the limitations or warnings required by the FDA or comparable regulatory authorities in other countries to be contained in the labeling of our product candidates;

•                  the clinical indications for which our product candidates are approved;

•                  the availability and perceived advantages of alternative therapies;

•                  any publicity related to our product candidates or those of our competitors;

•                  the quality and price of competing products;

•                  our ability to obtain third-party payor coverage and sufficient reimbursement;

•                  our ability to appropriately market, detail, and distribute products in light of healthcare provider facility closures, quarantine, travel restrictions and other governmental restrictions caused by COVID-19;

•                  the willingness of patients to pay out of pocket in the absence of third-party payor coverage; and

•                  the selling efforts and commitment of our commercialization collaborators.

If our approved product candidates fail to receive a sufficient level of market acceptance, our ability to generate revenue from sales of our product candidates will be limited, and our business and results of operations may be materially and adversely affected.

A portion of our funding has come from federal government grants and research contracts. Due to reductions in funding, we may not be able to rely on these grants or contracts as a continuing source of funds.

During the last few years, we have generated revenues from awards made to us by the National Institutes of Health and the Department of Defense to partially fund some of our programs. We cannot rely on grants or additional contracts as a continuing source of funds. Funds available under these grants and contracts must be applied by us toward the research and development programs specified by the government rather than for all our programs generally. The government’s obligation to make payments under these grants and contracts is subject to appropriation by the United States Congress for funding in each year. It is possible that Congress or the government agencies that administer these government research programs will continue to scale back these programs or terminate them due to their own budgetary constraints, as they have recently been doing. Additionally, these grants and research contracts are subject to adjustment based upon the results of periodic audits performed on behalf of the granting authority. Consequently, the government may not award grants or research contracts to us in the future, and any amounts that we derive from existing awards may be less than those received to date. In those circumstances, we would need to provide funding on our own, obtain other funding, or scale back or terminate the affected program. In particular, we cannot assure you that any currently contemplated or future efforts to obtain funding for our product candidate programs through government grants or contracts will be successful, or that any such arrangements which we do conclude will supply us with sufficient funds to complete our development programs without providing additional funding on our own or obtaining other funding. Where funding is obtained from government agencies or research bodies, our intellectual property rights in the research or technology funded by the grant are typically subject to certain licenses to such agencies or bodies, which could have an impact on our utilization of such intellectual property in the future.

We face a number of risks relating to the maintenance of our information systems and our use of information relating to clinical trials.

In managing our operations, we rely on computer systems and electronic communications, including systems relating to record keeping, financial information, sourcing, and back-up and the Internet (“Information Systems”). Our Information Systems include the electronic storage of financial, operational, research, patient and other data. Our Information Systems may be subject to interruption or damage from a variety of causes, including power outages, computer and communications failures, system capacity constraints, catastrophic events (such as fires, tornadoes and other natural disasters), cyber risks, computer viruses and security breaches. If our Information

Systems cease to function properly, are damaged or are subject to unauthorized access, we may suffer interruptions in our operations, be required to make significant investments to fix or replace systems and/or be subject to fines, penalties, lawsuits, or government action. The realization of any of these risks could have a material adverse effect on our business, financial condition and results of operations. Our clinical trials information and patient data (which may include personally identifiable information) is part of our Information Systems and is therefore subject to all of the risks set forth above, notwithstanding our efforts to code and protect such information.

Risks Related to Government Regulation of Our Industry

Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably.

In recent years, there have been numerous initiatives on the federal and state levels in the United States for comprehensive reforms affecting the payment for, the availability of, and reimbursement for, healthcare services. As discussed above, there have been a number of federal and state proposals during the last few years regarding the pricing of pharmaceutical and biopharmaceutical products, limiting coverage and reimbursement for drugs and other medical products, government control and other changes to the healthcare system in the United States. For example, the Patient Protection and Affordable Care Act (“ACA”) and the Health Care and Education Reconciliation Act of 2010, which amends the ACA, collectively, the United States Health Reform Laws, were signed into law in the United States in March 2010.

Among the provisions of the ACA of importance to the pharmaceutical industry are the following:

•                  the Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of the Department of Health and Human Services as a condition of Medicare Part B and Medicaid coverage of the manufacturer’s outpatient drugs furnished to Medicaid patients. Effective in 2010, the ACA made several changes to the Medicaid Drug Rebate Program, including increasing pharmaceutical manufacturers’ rebate liability by raising the minimum basic Medicaid rebate on most branded prescription drugs from 15.1% of average manufacturer price, or AMP, to 23.1% of AMP, establishing new methodologies by which AMP is calculated and rebates owed by manufacturers under the Medicaid Drug Rebate Program are collected for drugs that are inhaled, infused, instilled, implanted or injected, adding a new rebate calculation for “line extensions” (i.e., new formulations, such as extended release formulations) of solid oral dosage forms of branded products, expanding the universe of Medicaid utilization subject to drug rebates to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations, and expanding the population potentially eligible for Medicaid drug benefits;

•                  the expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals beginning in April 2010 and by adding new mandatory eligibility categories for certain individuals with income at or below 133.0% of the federal poverty level beginning in 2014, thereby potentially increasing both the volume of sales and manufacturers’ Medicaid rebate liability;

•                  in order for a pharmaceutical product to receive federal reimbursement under the Medicare Part B and Medicaid programs or to be sold directly to United States government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The required 340B discount on a given product is calculated based on the AMP and Medicaid rebate amounts reported by the manufacturer. Effective in 2010, the ACA expanded the types of entities eligible to receive discounted

340B pricing, although, under the current state of the law, with the exception of children’s hospitals, these newly eligible entities will not be eligible to receive discounted 340B pricing on orphan drugs when used for the orphan indication. In addition, as 340B drug pricing is determined based on AMP and Medicaid rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discount to increase. Proposed guidance from the United States Department of Health and Human Services Health Resources and Services Administration, if adopted in its current form, may affect manufacturers’ rights and liabilities in conducting audits and resolving disputes under the 340B program;

•                  the ACA imposed a requirement on manufacturers of branded drugs to provide a 50%  which increased to 70%  on January 1, 2019, discount off the negotiated price of branded drugs dispensed to Medicare Part D patients in the coverage gap (i.e., the “donut hole”);

•                  the ACA imposed an annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs, apportioned among these entities according to their market share in certain government healthcare programs, although this fee would not apply to sales of certain products approved exclusively for orphan indications;

•                  the ACA implemented the Physician Payments Sunshine Act;

•                  the ACA requires annual reporting of drug samples that manufacturers and distributors provide to physicians;

•                  the ACA expanded healthcare fraud and abuse laws in the United States, including the False Claims Act and the federal Anti-Kickback Statute, new government investigative powers and enhanced penalties for non-compliance;

•                  the ACA established a licensing framework for follow-on biologics;

•                  the ACA established the Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with the funding for such research. The research conducted by the Patient-Centered Outcomes Research Institute may affect the market for certain pharmaceutical products by influencing decisions relating to coverage and reimbursement rates; and

•                  the ACA established the Center for Medicare & Medicaid Innovation within the Centers for Medicare & Medicaid Services (“Innovation Center”), to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending. The Innovation Center was funded through 2019, and funding will be automatically renewed for each 10-year budget window thereafter.

Some of the provisions of the ACA have yet to be implemented, and there have been judicial and Congressional challenges to certain aspects of the ACA, as well as recent efforts by the Trump administration to repeal or replace certain aspects of the ACA. Since January 2017, President Trump has signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the ACA have been signed into law. The Tax Cuts and Jobs Act of 2017 (“TCJA”), includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate”. Additionally, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain ACA-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. Further, the Bipartisan Budget Act of 2018, or the BBA, among other things, amends the ACA, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole”. In July 2018, CMS published a final rule permitting further collections and payments to and from certain ACA qualified health plans and health insurance issuers under the ACA risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. Congress may consider additional legislation to repeal or repeal and replace other elements of the ACA.

On December 14, 2018, the U.S. District Court for the Northern District of Texas struck down the ACA in Texas v. Azar, deeming it unconstitutional given that Congress repealed the individual mandate in 2017; on July 9, 2019, the U.S. Court of Appeals for the Fifth Circuit heard arguments on appeal in this matter. On December 18, 2019, the Fifth Circuit ruled that the ACA’s individual mandate is unconstitutional. In concluding that the individual mandate is unconstitutional, the question remains whether, or how much of, the rest of the ACA is severable from that constitutional defect. The Fifth Circuit further remanded the case to the U.S. District Court for the Northern District of Texas to further analyze whether the other provisions of the ACA are severable as they currently exist under the law.  It is unclear how the eventual decision from this appeal, subsequent appeals, and other efforts to repeal and replace the ACA will impact the ACA and our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, in August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2.0% per fiscal year, which went into effect in 2013, and due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2027 unless additional Congressional action is taken. In January 2013, then-President Barack Obama signed into law the American Taxpayer Relief Act of 2012 (“ATRA”), which, among other things, delayed for another two months the budget cuts mandated by these sequestration provisions of the Budget Control Act of 2011. The ATRA also reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover over-payments to providers from three to five years. Moreover, CMS has promulgated or amended a number of cost containment and value-based reimbursement measures in the ordinary course of business, and it is expected to continue revising its regulations and policies in response to market conditions and administration directives. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material and adverse effect on our customers and accordingly, our financial operations.

Further, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent United States Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

In addition, there have been a number of other policy, legislative, and regulatory proposals aimed at changing the pharmaceutical industry. For instance, on May 11, 2018, President Trump laid out his administration’s “Blueprint” to lower drug prices and reduce out of pocket costs of drugs, as well as additional proposals to increase drug manufacturer competition, increase the negotiating power of certain federal healthcare programs, and incentivize manufacturers to lower the list price of their products.  Although some proposals related to the administration’s Blueprint may require additional authorization to become effective, may ultimately be withdrawn, or may face challenges in the courts, the U.S. Congress and the Trump administration have indicated that they will continue to seek new legislative and administrative measures to control drug costs, including by addressing the role of pharmacy benefit managers in the supply chain.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We are unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The ACA and any further changes in the law or regulatory framework that reduce our revenue or increase our costs could also have a material and adverse effect on our business, financial condition and results of operations.

On May 30, 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or Right to Try Act, was signed into law. The law, among other things, provides a federal framework for patients to access certain investigational new product candidates that have completed a Phase I clinical trial. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA approval under the FDA expanded access program. The Right to Try Act did not establish any new entitlement or positive right to any party or individual, nor did it create any new mandates, directives, or additional regulations requiring a manufacturer or sponsor of an eligible investigational new product candidates to provide expanded access.

We are unable to predict the future course of federal or state healthcare legislation in the United States directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The United States Health Reform Laws and any further changes in the law or regulatory framework that reduce our revenue or increase our costs could also have a material and adverse effect on our business, financial condition and results of operations.

Healthcare laws and regulations may affect the pricing of our product candidates and may affect our profitability.

In certain countries, the government may provide healthcare at a subsidized cost to consumers and regulate prices, patient eligibility or third-party payor reimbursement policies to control the cost of product candidates. Such a system may lead to inconsistent pricing of our product candidates from one country to another. The availability of our product candidates at lower prices in certain countries may undermine our sales in other countries where our product candidates are more expensive. In addition, certain countries may set prices by reference to the prices of our product candidates in other countries. Our inability to secure adequate prices in a particular country may adversely affect our ability to obtain an acceptable price for our product candidates in existing and potential markets. If we are unable to obtain a price for our product candidates that provides an appropriate return on our investment, our profitability may be materially and adversely affected.

Our industry and we are subject to intense regulation from the United States Government and other governments and quasi-official authorities regulating where our products are and product candidates may be sold.

Both before and after regulatory approval to market a particular product candidate, including our biologic product candidates, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping related to the product are subject to extensive, ongoing regulatory requirements, including, without limitation, submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP requirements and good clinical practice requirements for any clinical trials that we conduct post-approval. As a result, we are subject to a number of governmental and other regulatory risks, which include:

•                  clinical development is a long, expensive and uncertain process; delay and failure can occur at any stage of our clinical trials;

•                  our clinical trials are dependent on patient enrollment and regulatory approvals; we do not know whether our planned trials will begin on time, or at all, or will be completed on schedule, or at all;

•                  the FDA or other regulatory authorities may not approve a clinical trial protocol or may place a clinical trial on hold;

•                  we rely on third parties, such as consultants, contract research organizations, medical institutions, and clinical investigators, to conduct clinical trials for our drug candidates and if we or any of our third-party contractors fail to comply with applicable regulatory requirements, such as requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical trials;

•                  if the clinical development process is completed successfully, our ability to derive revenues from the sale of therapeutics will depend on our first obtaining FDA or other comparable foreign regulatory approvals, each of which is subject to unique risks and uncertainties;

•                  there is no assurance that we will receive FDA or corollary foreign approval for any of our product candidates for any indication; we are subject to government regulation for the commercialization of our product candidates;

•                  although we have received accelerated approval for Trodelvy in the United States, its continuing approval remains subject to the outcomes of our confirmatory Phase 3 clinical trial along with post-marketing requirements and commitments.

•                  even if one or more of our product candidates does obtain approval, regulatory authorities may approve such product candidate for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate;

•                  undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities;

•                  later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with the regulatory requirements of FDA and other applicable United States and foreign regulatory authorities could subject us to administrative or judicially imposed sanctions;

•                  although several of our product candidates have received orphan drug designation in the United States and the European Union (“EU”), for particular indications, we may not receive orphan drug exclusivity for any or all of those product candidates or indications upon approval, and even if we do obtain orphan drug exclusivity, that exclusivity may not effectively protect the product from competition; and

•                  even if one or more of our product candidates is approved in the United States, it may not obtain the 12 years of exclusivity from biosimilars for which innovator biologics are eligible, and even if it does obtain such exclusivity, that exclusivity may not effectively protect the product from competition; the FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our drug candidates, and if we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained; and we may be liable for contamination or other harm caused by hazardous materials used in the operations of our business.

Healthcare providers, physicians and third-party payors often play a primary role in the recommendation and prescription of any currently marketed products and product candidates for which we may obtain marketing approval. Our current and future arrangements with healthcare providers, physicians, third-party payors and customers, and our sales, marketing and educational activities, may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations (at the federal and state level) that may constrain our business or financial arrangements and relationships through which we market, sell and distribute our products for which we obtain marketing approval. In addition, our operations are also subject to various federal and state fraud and abuse, physician payment transparency and privacy and security laws, including, without limitation:

•                  The federal Anti-Kickback Statute, which prohibits, among other things, persons and entities including pharmaceutical manufacturers from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, overtly or covertly, in case or in kind, to induce or reward, or in return for, or either the referral of an individual for, or the purchase, lease, order or recommendation of, an item or service reimbursable, in whole or in part, under a federal healthcare program, such as the Medicare or Medicaid programs. This statute has interpreted broadly to apply to, among other things, arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers and formulary managers on the other hand. The term “remuneration” expressly includes kickbacks, bribes or rebates and also has been broadly interpreted to include anything of value, including, for example, gifts, discounts, waivers of payment, ownership interest and providing anything at less than its fair market value. There are a number of statutory exceptions and regulatory safe harbors protecting certain common activities from prosecution or other regulatory sanctions, however, the exceptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exception or safe harbor may be subject to scrutiny. The failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the federal Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Our practices may not meet all of the criteria for safe harbor protection from federal Anti-Kickback Statute liability in all cases. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. In addition, the ACA codified case law supporting that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

•                  Federal enforcement agencies and private whistleblowers recently have shown interest in pharmaceutical companies’ product and patient assistance programs (PAPs), including reimbursement support, co-pay support, nursing, adherence and educational services, referrals to other providers, donations to independent patient assistance charities, and relationships with specialty pharmacies. Co-pay assistance programs are intended to assist qualified patients with private insurance with any out-of-pocket financial obligations but must exclude any government healthcare program beneficiaries. Several investigations into patient assistance practices have resulted in significant civil and criminal settlements. Recently, the HHS-Office of the Inspector General has released several industry guidance documents, special bulletins, and advisory opinions addressing PAPs. Failure to implement certain measures and safeguards may be found by government agencies to courts to be evidence of intent to induce the purchase of drugs paid for by federal programs, in violations of the Anti-Kickback Statute. PAPs have also been the subject of recent Congressional review.

•                  The federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, which prohibits individuals or entities from, among other things, knowingly presenting, or causing to be presented, claims for payment to, or approval by, the federal government that are false, fictitious or fraudulent or knowingly making, using or causing to be made or used, a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the federal government. Although we do not submit claims directly to payors, manufacturers can be held liable under these laws if they are deemed to “cause” the submission of false or fraudulent claims by, for example, providing inaccurate billing or coding information to customers, promoting a product off-label, marketing products of sub-standard quality, or, as noted above, paying a kickback that results in a claim for items or services in violation of the Anti-Kickback Statue. In addition, our activities relating to the reporting of wholesaler or estimated retail prices for our products, the reporting of prices used to calculate Medicaid rebate information and other information affecting federal, state and third-party reimbursement for our products, and the sale and marketing of our products, are subject to scrutiny under this law. For example, several pharmaceutical and other healthcare companies have faced enforcement actions under these laws for allegedly inflating drug prices they report to pricing services, which in turn were used by the government to set Medicare and Medicaid reimbursement rates, and for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. The False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the False Claims Act and to share in any monetary recovery. In addition, certain marketing practices, including off-label promotion, may also implicate the False Claims Act. Although the False Claims Act is a civil statute, conduct that results in a False Claims Act violation may also implicate various federal criminal statutes.

•                  The Federal Health Insurance Portability and Accountability Act of 1996, (“HIPAA”), which imposes criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payors and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation.

•                  HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, (“HITECH”), and their respective implementing regulations, including the Final Omnibus Rule published on January 25, 2013, impose, among other things, obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information held by certain healthcare providers, health plans and healthcare clearinghouses, known as covered entities, and business associates. Among other things, HITECH made certain aspects of HIPAA’s rules (notably the Security Rule) directly applicable to business associates - independent contractors or agents of covered entities that receive or obtain individually identifiable health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal court to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. The Department of Health and Human Services Office of Civil Rights, or (“OCR”), has increased its focus on compliance and continues to train state attorneys general for enforcement purposes. The OCR has recently increased both its efforts to audit HIPAA compliance and its level of enforcement, with one recent penalty exceeding $5 million.

•                  The federal physician payment transparency requirements, sometimes referred to as the “Physician Payments Sunshine Act,” created under the United States Patient Protection and Affordable Care Act of 2010, as amended, or the ACA, and its implementing regulations, which requires applicable manufacturers of covered drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the State Children’s Health Insurance Program (with certain exceptions) to annually report to the United States Department of Health and Human Services, or HHS, information related to certain payments or other transfers of value made or distributed to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.  In 2022, the Sunshine Act will be extended to payments and transfers of value to physician assistants, nurse practitioners, and other mid-level practitioners (with reporting requirements going into effect in 2022 for payments made in 2021). In addition, Section 6004 of the ACA requires annual reporting of information about drug samples that manufacturers and authorized distributors provide to healthcare providers.

•                  On October 25, 2018, President Trump signed into law the “Substance Use-Disorder Prevention that Promoted Opioid Recovery and Treatment for Patients and Communities Act.” This law, in part (under a provision entitled “Fighting the Opioid Epidemic with Sunshine”), will extend the Sunshine Act to payments and transfers of value to physician assistants, nurse practitioners, and other mid-level healthcare providers (with reporting requirements going into effect in 2022 for payments made in 2021.

•                  According to the United States Federal Trade Commission, (“FTC”), failing to take appropriate steps to keep consumers’ personal information secure constitutes unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act, or the FTCA, 15 USC § 45(a). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Medical data is considered sensitive data that merits stronger safeguards. The FTC’s guidance for appropriately securing consumers’ personal information is similar to what is required by the HIPAA Security Rule.

•                  To the extent we obtain coverage for our products by state Medicaid programs, we may be required to pay a rebate to each state Medicaid program for any covered outpatient drugs that are dispensed to Medicaid beneficiaries and paid for by a state Medicaid program, and to comply with all Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Healthcare Act of 1992. Moreover, federal law requires that any company participating in the Medicaid Drug Rebate program also participate in the Public Health Service’s 340B Program, which impose additional reporting requirements and price concessions. Manufacturer compliance with 340B Program requirements can be costly. In addition, if our products are made available to authorized users of the Federal Supply Schedule of the General Services Administration or to low income patients of certain hospitals, additional laws and requirements may apply.

•                  Analogous state laws and regulations, such as state anti-kickback and false claims laws,, and other states laws addressing the pharmaceutical and healthcare industries, which may apply to items or services reimbursed by any third-party payor, including commercial insurers, and in some cases that may apply regardless of payor, i.e., even if reimbursement is not available; some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines (the PhRMA Code) and the relevant compliance program guidance promulgated by the federal government (HHS-OIG) in addition to requiring drug manufacturers to report pricing and marketing information, including, among other things, information related to gifts, payments, or other remuneration to physicians and other healthcare providers, state and local laws that require the registration of pharmaceutical sales representatives, and state laws governing the privacy and security of health information and the use of prescriber-identifiable data in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts. .   For example, California enacted legislation - the California Consumer Privacy Act (“CCPA”) - which goes into effect January 1, 2020. The CCPA, among other things, creates new data privacy obligations for covered companies and provides new privacy rights to California residents, including the right to opt out of certain disclosures of their information. The CCPA also creates a private right of action with statutory damages for certain data breaches, thereby potentially increasing risks associated with a data breach. The California Attorney General will issue clarifying regulations. Although the law includes limited exceptions, including for certain information collected as part of clinical trials as specified in the law and for protected health information collected by covered entities or business associates subject to HIPAA as specified in the law, it may regulate or impact our processing of personal information depending on the context. It remains unclear what language the final Attorney General regulations will contain or how the statue and regulations will be interpreted.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that certain business activities could be subject to challenge under one or more of such laws. The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Ensuring that business arrangements with third parties comply with applicable healthcare laws, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert management’s attention from the business.

If our operations are found to be in violation of any of the health regulatory laws described above or any other laws that apply to us, we may be subject to penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from participation in government healthcare programs, injunctions, private qui tam actions brought by individual whistleblowers in the name of the government and the curtailment or restructuring of our operations, as well as additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, any of which could adversely affect our ability to operate our business and our results of operations. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, and damage our reputation.

Many aspects of these laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations that increases the risk of potential violations. In addition, these laws and their interpretations are subject to change.  In addition, from time to time in the future, we may become subject to additional laws or regulations administered by the FDA, the FTC, HHS, or by other federal, state, local, or foreign regulatory authorities, or the repeal of laws or regulations that we generally consider favorable, or to more stringent interpretations of current laws or regulations. We are not able to predict the nature of such future laws, regulations, repeals, or interpretations, and we cannot predict what effect additional governmental regulation, if and when it occurs, would have on our business in the future.

Our failure to comply with foreign data protection laws and regulations could lead to government enforcement actions and significant penalties against us, and adversely impact our operating results.

EU member states and other foreign jurisdictions, including Switzerland, have adopted data protection laws and regulations which impose significant compliance obligations. Moreover, the collection and use of personal health data in the EU, which was formerly governed by the provisions of the European Union Data Protection Directive, was replaced with the EU General Data Protection Regulation, (“GDPR”), in May 2018. The GDPR, which is wide-ranging in scope, imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, the security and confidentiality of the personal data, data breach notification and the use of third party processors in connection with the processing of personal data. The GDPR also imposes strict rules on the transfer of personal data out of the EU to the United States, provides an enforcement authority and imposes large penalties for noncompliance, including the potential for fines of up to €20 million or 4% of the annual global revenues of the non-compliant company, whichever is greater. The recent implementation of the GDPR has increased our responsibility and liability in relation to personal data that we process, including in clinical trials, and we may in the future be required to put in place additional mechanisms to ensure compliance with the GDPR, which could divert management’s attention and increase our cost of doing business. In addition, new regulation or legislative actions regarding data privacy and security (together with applicable industry standards) may increase our costs of doing business. In this regard, we expect that there will continue to be new proposed laws, regulations and industry standards relating to privacy and data protection in the United States, the EU and other jurisdictions, and we cannot determine the impact such future laws, regulations and standards may have on our business.

Our employees and our independent contractors, principal investigators, consultants or commercial collaborators, as well as their respective sub-contractors, if any, may engage in misconduct or fail to comply with certain regulatory standards and requirements, which could expose us to liability and adversely affect our reputation.

Our employees and our independent contractors, principal investigators, consultants or commercial collaborators, as well as their respective sub-contractors, if any, may engage in fraudulent conduct or other illegal activity, which may include intentional, reckless or negligent conduct that violates, among others, (a) FDA laws and regulations, or those of comparable regulatory authorities in other countries, including those laws that require the reporting of true, complete and accurate information to the FDA, (b) manufacturing standards, (c) healthcare fraud and abuse laws (d) anti-bribery and anti-corruption laws, including the FCPA, or (e) laws that require the true, complete and accurate reporting of financial information or data. For example, such persons may improperly use or misrepresent information obtained in the course of our clinical trials, create fraudulent data in our preclinical studies or clinical trials or misappropriate our drug products, which could result in regulatory sanctions being imposed on us and cause serious harm to our reputation. It is not always possible for us to identify or deter misconduct by our employees and third parties, and any precautions we may take to detect or prevent such misconduct may not be effective. Any misconduct or failure by our employees and our independent contractors, principal investigators, consultants or commercial collaborators, as well as their respective sub-contractors, if any, to comply with the applicable laws or regulations may expose us to governmental investigations, other regulatory action or lawsuits. If any action is instituted against us as a result of the alleged misconduct of our employees or other third parties, regardless of the final outcome, our reputation may be adversely affected and our business may suffer as a result. If we are unsuccessful in defending against any such action, we may also be liable to significant fines or other sanctions, which could have a material and adverse effect on us.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the FDA have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, including from December 22, 2018 until January 25, 2019, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Risks Related to Our Securities

Our indebtedness and debt service obligations may adversely affect our cash flow.

We intend to fulfill our current debt service obligations, including repayment of the principal from our existing cash and investments, as well as the proceeds from potential licensing agreements and any additional financing from equity or debt transactions. However, our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our indebtedness, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow to meet these obligations, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive, or delaying or curtailing research and development programs. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may add lease lines to finance capital expenditures and may obtain additional long-term debt and lines of credit. If we issue other debt securities in the future, our debt service obligations will increase further.

Our indebtedness could have significant additional negative consequences, including, but not limited to:

•                  requiring the dedication of a substantial portion of our existing cash and marketable securities balances and, if available, future cash flow from operations to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including capital expenditures;

•                  increasing our vulnerability to general adverse economic and industry conditions;

•                  limiting our ability to obtain additional financing;

•                  limiting our ability to sell assets if deemed necessary;

•                  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•                  placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

Shares eligible for future sale may adversely affect our ability to sell equity securities.

Sales of our common stock in the public market could materially and adversely affect the market price of shares.  As of December 31, 2019 we had 212,529,313 shares of common stock issued, plus (1) outstanding options to purchase 5,900,099 shares of common stock with a weighted-average exercise price of $16.54 per share, (2) 58,002 outstanding restricted stock units held by certain directors of the Company, (3) 836,769 outstanding performance stock options held by certain executive officers, directors and employees of the Company, (4) 4,588,632 shares of common stock reserved for potential future grant under the Plan, and (5) $7.1 million of principal amount of Convertible Senior Notes convertible into approximately 1,393,160 shares of common stock at the conversion rate of $5.11 subject to adjustment as described in the indenture, which were issued in February, 2020. Of the 250,000,000 shares of common stock authorized under our Certificate of Incorporation, there were 24,694,025 shares of common stock available for future issuance as of December 31, 2019.

Our outstanding options may adversely affect our ability to consummate future equity-based financings due to the dilution potential to future investors.

Due to the number of shares of common stock we are obligated to issue pursuant to outstanding options potential investors may not purchase our future equity offerings at market price because of the potential dilution such investors may suffer as a result of the exercise of the outstanding options.

The market price of our common stock has fluctuated widely in the past, and is likely to continue to fluctuate widely based on a number of factors, many of which are beyond our control.

The market price of our common stock has been, and is likely to continue to be, highly volatile. Furthermore, the stock market and the market for stocks of comparable biopharmaceutical companies like ours have from time to time experienced, and likely will again experience, significant price and volume fluctuations that are unrelated to actual operating performance.

From time to time, stock market analysts publish research reports or otherwise comment upon our business and future prospects. Due to a number of factors, we may fail to meet the expectations of securities analysts or investors and our stock price would likely decline as a result. These factors include:

•                  Announcements by us, any collaboration partners, any future alliance partners or our competitors of pre-clinical studies and clinical trial results, regulatory developments, technological innovations or new therapeutic products, product sales, new products or product candidates and product development timelines;

•                  The formation or termination of corporate alliances;

•                  Developments in patent or other proprietary rights by us or our respective competitors, including litigation;

•                  Developments or disputes concerning our patent or other proprietary rights, and the issuance of patents in our field of business to others;

•                  Government regulatory action;

•                  Period-to-period fluctuations in the results of our operations; and

•                  Developments and market conditions for emerging growth companies and biopharmaceutical companies, in general.

In addition, Internet “chat rooms” have provided forums where investors make predictions about our business and prospects, oftentimes without any real basis in fact, that readers may trade on.

In the past, following periods of volatility in the market prices of the securities of companies in our industry, securities class action litigation has often been instituted against those companies. Refer to “Legal Proceedings” for more information. If we face such litigation in the future, it would result in substantial costs and a diversion of management’s attention and resources, which could negatively impact our business.

Our principal stockholders can significantly influence all matters requiring the approval by our stockholders.

As of March 31, 2020, Avoro Capital Advisors LLC (“Avoro”) is the beneficial owner of approximately 11.5% of our outstanding common stock. Avoro is our largest stockholder, and Dr. Behzad Aghazadeh, the portfolio manager and controlling person of Avoro, serves as our Executive Chairman.

As a result of this voting power, Avoro has the ability to significantly influence the outcome of substantially all matters that may be put to a vote of our stockholders, including the election of our directors.

There are limitations on the liability of our directors, and we may have to indemnify our officers and directors in certain instances.

Our certificate of incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors. Our bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. These provisions may be in some respects broader than the specific indemnification provisions under Delaware law. The indemnification provisions may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of certain proceedings against them as to which they could be indemnified and to obtain directors’ and officers’ insurance. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonably incurred in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not permit a corporation to eliminate a director’s duty of care and the provisions of our certificate of incorporation have no effect on the availability of equitable remedies, such as injunction or rescission, for a director’s breach of the duty of care.

We believe that our limitation of officer and director liability assists us to attract and retain qualified employees and directors. However, in the event an officer, a director or the board of directors commits an act that may legally be indemnified under Delaware law, we will be responsible to pay for such officer(s) or director(s) legal defense and potentially any damages resulting there from. Furthermore, the limitation on director liability may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders from instituting litigation against directors for breach of their fiduciary duties, even though such an action, if successful, might benefit our stockholders and us. Given the difficult environment and potential for incurring liabilities currently facing directors of publicly-held corporations, we believe that director indemnification is in our and our stockholders’ best interests because it enhances our ability to attract and retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision-making.

Nevertheless, limitations of director liability may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions contained in our certificate of incorporation and bylaws could result in increased expenses. Our board of directors believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute positively to the quality and stability of our corporate governance. Our board of directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadened indemnification rights.

We are exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act.

The Sarbanes-Oxley Act requires that we maintain effective internal controls over financial reporting and disclosure controls and procedures. Among other things, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act (“Section 404”). Compliance with Section 404 requires substantial accounting expense and significant management efforts. Our testing, or the subsequent review by our independent registered public accounting firm, may reveal deficiencies in our internal controls that would require us to remediate in a timely manner so as to be able to comply with the requirements of Section 404 each year. If we are not able to comply with the requirements of Section 404 in a timely manner each year, we could be subject to sanctions or investigations by the SEC, the Nasdaq Stock Market or other regulatory authorities that would require additional financial and management resources and could adversely affect the market price of our common stock.

We do not intend to pay dividends on our common stock. Until such time as we pay cash dividends, our stockholders, must rely on increases in our stock price for appreciation.

We have never declared or paid dividends on our common stock. We intend to retain future earnings to develop and commercialize our product candidates and therefore we do not intend to pay cash dividends in the foreseeable future. Until such time as we determine to pay cash dividends on our common stock, our stockholders must rely on increases in the market price of our common stock for appreciation of their investment.

Risks Related to this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as-adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of our common stock in this offering will incur immediate dilution of $           per share, based on a public offering price of $          per share, and our as-adjusted net tangible book value as of December 31, 2019, after giving effect to this offering. For information on how the foregoing amounts were calculated, see “Dilution.”

The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will also result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, particularly sales by our directors, executive officers and significant stockholders, or the perception that these sales could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

We and our executive officers,  directors and certain of our shareholders have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to specified exceptions, not to sell, directly or indirectly, any shares of common stock without the permission of the underwriters for a period of 90 days, following the date of this prospectus. We refer to such period as the lock-up period. The specified exceptions include allowing our officers and directors to sell shares of common stock pursuant to existing Rule 10b5-1 trading plans. When the lock-up period expires, we and our directors, officers and certain of our shareholders subject to a lock-up agreement will be able to sell our shares in the public market. In addition, the underwriters may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds to us from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $                from the sale of shares of common stock offered hereby, or approximately $                      if the underwriters exercise their option to purchase additional shares of common stock in full, after deducting underwriting discounts and commissions and estimated expenses related to this offering payable by us.

We intend to use the net proceeds from this offering primarily to support the commercial launch of Trodelvy (sacituzumab govitecan-hziy) in the United States in metastatic triple-negative breast cancer, continue to expand the clinical development programs for sacituzumab govitecan, invest in the broader clinical development of the platform (including IMMU-130 & IMMU-140), continued scale-up of manufacturing and manufacturing process improvements, as well as for working capital and general corporate purposes.

Our expected use of net proceeds to us from this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. Due to the many variables inherent to the development of our product candidates, we cannot currently predict the stage of development we expect the net proceeds to us of this offering to achieve for our clinical studies and product candidates.

The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical studies or clinical studies we may commence in the future and the timing of regulatory submissions and approvals. As a result, our management will have broad discretion over the use of the net proceeds to us from this offering.

Pending the use of the proceeds to us from this offering, we intend to invest these proceeds in interest-bearing, investment-grade securities, certificates of deposit, or government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders, as defined below, of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•                  U.S. expatriates and former citizens or long-term residents of the United States;

•                  persons subject to the alternative minimum tax;

•                  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•                  banks, insurance companies and other financial institutions;

•                  brokers, dealers or traders in securities;

•                  “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•                  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•                  tax-exempt organizations or governmental organizations;

•                  persons deemed to sell our common stock under the constructive sale provisions of the Code;

•                  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•                  tax-qualified retirement plans; and

•                  “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, entities and arrangements treated as partnerships for U.S. federal income tax purposes holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS

ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•                  an individual who is a citizen or resident of the United States;

•                  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•                  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•                  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Dividends paid to a Non-U.S. Holder on our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) to us and/or any applicable paying agent certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed in the hands of the Non-U.S. Holder at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•                  the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the Non-U.S. Holder is a foreign corporation, the branch profits tax described above in “Distributions” also may apply;

•                  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•                  our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, any gain recognized by such Non-U.S. Holder will generally be subject to U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a resident of the United States. If we are a USRPHC and our common stock is not regularly traded on an established securities market, such Non-U.S. Holder’s proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock.

FATCA withholding on the gross proceeds payable upon the sale, exchange, or disposition of property that can produce United States-source interest or dividends, such as our common stock, had been scheduled to go into effect on and after January 1, 2019. However, the U.S. Treasury issued proposed regulations on December 13, 2018 eliminating the requirement to withhold under FATCA on gross proceeds. Taxpayers may rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding withholding under FATCA.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of December 31, 2019 was $26.7 million, or $1.26 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2019.

After giving effect to our issuance and sale of 12,306,610 shares of common stock in this offering at a public offering price of $          per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2019 would have been $         million, or $         per share. This represents an immediate increase of $         in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $         in as adjusted net tangible book value per share to new investors purchasing shares of common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering without giving effect to any exercise by the underwriters of their option to purchase additional shares of common stock:

Public offering price per share			$
Net tangible book value per share as of December 31, 2019		$1.26
Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering			$
Dilution per share to new investors participating in this offering			$

If the underwriters exercise their option to purchase 1,845,992 additional shares in full at a public offering price of $          per share, the as adjusted net tangible book value will increase to $           per share, representing an immediate increase to existing stockholders of $         per share and an immediate dilution of $          per share to new investors.

The above table is based on 212,409,692 shares outstanding as of December 31, 2019 and excludes the following:

•                  5,900,099 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2019 at a weighted average exercise price of $16.54 per share;

•                  1,393,160 shares of our common stock that could have been issued upon the conversion of $7.1 million of principal amount of convertible securities outstanding as of December 31, 2019, which were subsequently converted in February, 2020, based upon a conversion rate of $5.11;

•                  894,771 shares of our common stock underlying restricted stock units and performance stock options outstanding as of December 31, 2019; and

•                  4,588,632 shares of our common stock reserved for future awards under our stock incentive plan as of December 31, 2019.

To the extent that any options are exercised, additional equity awards are issued under our equity incentive plans, shares are issued upon the conversion of outstanding convertible securities, outstanding restricted stock units vest, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, the Certificate of Designation and our restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

General

Our authorized capital stock consists of:

•                  250,000,000 shares of common stock, $0.01 par value per share; and

•                  10,000,000 shares of preferred stock, $0.01 par value per share.

In addition to the descriptions set forth below, please refer to our other publicly filed documents incorporated herein by reference, which describe our outstanding preferred stock, registration rights, equity incentive plans and other securities.

Common Stock

Under our certificate of incorporation, as amended to date, we are authorized to issue up to 250,000,000 shares of common stock, $0.01 par value per share. At December 31, 2019, 212,529,313 shares of common stock were issued and 212,409,692 shares of common stock were outstanding. The following description of our common stock, certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

Dividends, Voting Rights and Liquidation

Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of any preferred stock, holders of common stock are entitled to any dividend declared by our board out of funds legally available for that purpose. After the payment of liquidation preferences to holders of any preferred stock, holders of common stock are entitled to receive, on a pro rata basis, all our remaining assets available for distribution to stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The rights, preferences and privileges of holders of common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

Philadelphia Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Cowen and Company, LLC, BofA Securities, Inc. and Jefferies LLC are acting as the representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Cowen and Company, LLC
BofA Securities, Inc.
Jefferies LLC
Piper Sandler & Co.
Total

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $          per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional              shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional                shares of common stock.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts, are approximately $400,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

Our common stock is listed on The Nasdaq Global Market under the trading symbol “IMMU”.

We and our officers and directors and certain of our shareholders have agreed that, subject to specified limited exceptions, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of  the representatives on behalf of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such officer or director), or hedge any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for, our capital stock.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Cowen and Company, LLC is the sales agent under our “at-the-market” equity offering program, pursuant to which it receives customary fees.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

United Kingdom

This document is only being distributed to and is only directed at  persons who are qualified investors (i) who  are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) who are high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area, no offer of shares of common stock which are the subject of this offering have been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.            to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.            to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive),  subject to obtaining the prior consent of the representatives for any such offer; or

C.            in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock referred to in (a) to (c) above shall result in a requirement for us or any representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares of common stock is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares of common stock will be deemed to have represented, warranted, acknowledged and agreed to and with each representative and us that (1)  it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives have been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

We, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares of common stock in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of common stock. Accordingly any person making or intending to make an offer in that Member State of shares of common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.  Neither we nor the representatives have authorized, nor do they authorize, the making of any offer of shares orf common stock in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer;  (3) by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the underwriters have agreed that it they not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement, the accompanying prospectus and the information incorporated by reference (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728—1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions (the “Qualified Investors”).  The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors.  The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968.  We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 — 1968.  In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status.  Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by DLA Piper LLP (US), Short Hills, New Jersey. Certain legal matters in connection with this offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Immunomedics, Inc. and its subsidiaries as of December 31, 2019, December 31, 2018, and June 30, 2018, and for the year ended December 31, 2019, the six-month transition period ended December 31, 2018 and each of the years in the two-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Exchange Act. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, you can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 (File Nos. 333-225550), of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement is available to you on the SEC’s web site, www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus supplement, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, between the date of this prospectus supplement and the termination of the offering of the securities:

•                  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020;

•                  the portions of our Definitive Proxy Statement filed with the SEC on April 27, 2020 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019;

•                  our Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 14, 2020, February 27, 2020, March 25, 2020, April 6, 2020 (two reports, one of which was amended on April 20, 2020), and April 22, 2020; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

Immunomedics, Inc. may from time to time offer to sell common stock, preferred stock, debt securities, warrants, and/or units, separately or together in one or more combinations. The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock or other securities of Immunomedics, Inc. or any other party identified in the applicable prospectus supplement. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus.

Our common stock is traded on the Nasdaq Global Market, referred to herein as Nasdaq, under the symbol “IMMU”. The last reported sale of our common stock on The Nasdaq Global Market on June 8, 2018 was $24.16 per share. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

The securities covered by this prospectus may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS. THE PROSPECTUS SUPPLEMENT APPLICABLE TO EACH TYPE OR SERIES OF SECURITIES WE OFFER MAY CONTAIN A DISCUSSION OF ADDITIONAL RISKS APPLICABLE TO AN INVESTMENT IN US AND THE PARTICULAR TYPE OF SECURITIES WE ARE OFFERING UNDER THAT PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 11, 2018

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under a shelf registration process, we or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. The securities described in this prospectus include common stock, preferred stock, senior or subordinated debt securities, warrants, units, or any combination of the foregoing.

Each time we or the selling stockholders sell these securities we will provide you with a prospectus supplement containing specific information about the terms of each such sale. This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 12 of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” or similar references mean Immunomedics, Inc. and our subsidiaries.

You should rely only on the information contained in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We and the selling stockholders may offer to sell, and seek offers to buy these securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a prospectus supplement or amendment or incorporated herein by reference is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT IMMUNOMEDICS, INC.

Overview

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer and other serious diseases. Our advanced proprietary technologies allow us to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, we have built a pipeline of six clinical-stage product candidates.

We believe that each of our antibodies has therapeutic potential either when administered as a naked antibody or when conjugated with chemotherapeutics, therapeutic radioisotopes (radiolabeled), cytokines or other toxins to create unique and potentially more effective treatment options. The attachment of various compounds to antibodies is intended to allow the delivery of these therapeutic agents to tumor sites with better specificity than conventional chemotherapy or radiation therapy approaches. This treatment method is designed to reduce the total exposure of the patient to the therapeutic agents, which ideally minimizes debilitating side effects.

Our portfolio of investigational products includes antibody-drug conjugates (“ADCs”) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxicities that are usually found with conventional administration of these chemotherapeutic agents. Our most advanced ADC is sacituzumab govitecan (“IMMU-132”).  In metastatic triple-negative breast cancer (“mTNBC”), a Biologics License Application (“BLA”) is under review with the FDA for potential accelerated approval and a Phase 3 randomized trial (“ASCENT”) in mTNBC patients who have received  at least 2 prior therapies for metastatic disease is well under way.  A single arm trial with registration intent in relapsed/refractory urothelial carcinoma has also been initiated.  Other tumor types and indications are also being explored. Labetuzumab govitecan (“IMMU-130”), completed a Phase 1/2 trial in colorectal cancer (“CRC”).  Further development is under consideration. Sacituzumab govitecan is our lead product candidate and has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (the “FDA”) for the treatment of patients with mTNBC who have received at least two prior therapies for metastatic disease.

Our corporate strategy is to bring sacituzumab govitecan to the market on our own in the United States for the benefit of patients with mTNBC and the creation of value for our stockholders. In May 2018, we submitted a BLA to the FDA for accelerated approval of sacituzumab govitecan. To fulfil part of the accelerated approval requirements, we also initiated and dosed the first patient into the Phase 3 ASCENT trial of sacituzumab govitecan for mTNBC during the fourth quarter of calendar year 2017.

We believe our current focus on commercializing sacituzumab govitecan as a third-line therapy for patients with mTNBC is also the key to opening the door to further potential commercial opportunities in the future including developing sacituzumab govitecan in earlier lines of therapy in mTNBC, as a monotherapy or in combination therapies, as well as expansion of sacituzumab govitecan into other indications beyond mTNBC, such as advanced urothelial cancer (“UC”), advanced castration-resistant prostate cancer (“CRPC”), small-cell lung cancer (“SCLC’), and non-small-cell lung cancer (“NSCLC”). It’s only by proving sacituzumab govitecan in mTNBC that we can explore, expand into, and potentially capitalize on these new opportunities. While our immediate focus is on commercializing sacituzumab govitecan, on our own, in the U.S. and potentially European markets, we are alert to opportunities to commercialize sacituzumab govitecan in certain other regional markets, and we are also open to business development opportunities to develop other pipeline assets.

These other product candidates, which target solid tumors and hematologic malignancies, as well as other diseases, are in various stages of clinical and pre-clinical development. They include other ADCs such as labetuzumab govitecan, which binds the CEACAM5 antigen expressed on colorectal and other solid cancers, and IMMU-140 that targets HLA-DR for the potential treatment of liquid cancers; IMMU-114, the parental antibody in IMMU-140 that targets the HLA-DR receptor; combination therapies involving our ADCs; bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies; as well as bispecific antibodies for next-generation cancer disease therapies, created using our patented DOCK-AND-LOCK® (“DNL®”) protein conjugation technology. We believe that our portfolio of intellectual property provides commercially reasonable protection for our product candidates and technologies. In addition, we have a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody and an ongoing collaboration with an independent cancer study group to evaluate epratuzumab in combination with chemotherapy in a large, randomized, Phase 3 trial in children with relapsed acute lymphoblastic leukemia (“ALL”).

The development and commercialization of successful therapeutic products is subject to numerous risks and uncertainties including, without limitation, the following:

•                  we may be unable to obtain additional capital through strategic collaborations, licensing, issuance of convertible debt securities or equity financing in order to continue our research and secure regulatory approval of and market our drug;

•                  the type of therapeutic compound under investigation and nature of the disease in connection with which the compound is being studied;

•                  our ability, as well as the ability of our partners, to conduct and complete clinical trials on a timely basis;

•                  the time required for us to comply with all applicable federal, state and foreign legal requirements, including, without limitation, our receipt of the necessary approvals of the FDA, if at all;

•                  the financial resources available to us during any particular period; and

•                  many other factors associated with the commercial development of therapeutic products outside of our control.

Corporate Information

We were incorporated in Delaware in 1982. Our principal offices are located at 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200. In addition to our majority-owned subsidiary, IBC, we also have two foreign subsidiaries, Immunomedics B.V. in The Netherlands and Immunomedics GmbH in Darmstadt, Germany, to assist us in managing sales and marketing efforts and coordinating clinical trials in Europe. Our web address is www.immunomedics.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our reports that have been filed with the SEC, are available on our website free of charge, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus may also be obtained without charge electronically or by paper by contacting Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950 or by calling (973) 605-8200.

In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the Company’s Code of Business Conduct (the Code of Conduct) governing its directors, officers and employees. Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes-Oxley Act of 2002.

The public may also read and copy the materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements frequently, but not always, use the words “may”, “estimate”, “projects”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among other things: our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the caption “Risk Factors” included in any prospectus supplement and under the caption “Factors That May Affect Our Business and Results of Operations” in our Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A filed on September 18, 2017, for the year ended June 30, 2017, and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into the Registration Statement of which this prospectus forms a part.

The following documents, among others, describe these assumptions, risks, uncertainties, and other factors. You should read and interpret any forward-looking statements together with these documents:

•                  the risk factors contained in any prospectus supplement under the caption “Risk Factors”;

•                  our most recent annual report on Form 10-K, as amended by our annual report on Form 10-K/A, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  our quarterly reports on Form 10-Q; and

•                  our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus any prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Risk Factors” in our Annual Report on Form 10-K, as amended, for our most recent fiscal year, as updated by our Quarterly Reports on Form 10-Q and other SEC filings subsequent thereto, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any applicable prospectus supplement. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Each of these risks could materially and adversely affect our business, results of operations and financial condition, resulting in a decline in the trading price of our common stock and a complete or partial loss of your investment.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of common stock, preferred stock, senior or subordinated debt securities, warrants or units.

In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of common stock as described in this prospectus. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The description in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and estimated net proceeds to us or the selling stockholders. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•                  research and development of product candidates;

•                  additions to working capital;

•                  the redemption or repurchase of outstanding equity;

•                  the repayment of indebtedness; and

•                  the expansions of our business through internal growth or acquisitions.

We may raise additional funds from time to time through equity or debt financing, including borrowings under credit facilities, to finance our business and operations.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

Information about selling stockholders of Immunomedics, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

Each time that we or the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling stockholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expense of all commissions and discounts, if any, attributable to the sales of any of our securities by us or the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the Nasdaq. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.immunomedics.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our current reports on Form 8-K, or exhibits related thereto, between the date of this prospectus and the termination of the offering of the securities:

•                  our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed on August 16, 2017, as amended by the Annual Report on Form 10-K/A filed on September 18, 2017;

•                  our Quarterly Report on Form 10-Q filed on November 9, 2017 for the period ended September 30, 2017;

•                  our Quarterly Report on Form 10-Q filed on February 8, 2018 for the period ended December 31, 2017;

•                  our Quarterly Report on Form 10-Q filed on May 9, 2018 for the period ended March 31, 2018;

•                  our Current Reports on Form 8-K filed on July 6, 2017, August 4, 2017, September 15, 2017, September 21, 2017 (as amended on September 27, 2017), November 8, 2017, November 13, 2017 (as amended on December 22, 2017), December 6, 2017, January 8, 2018, April 2, 2018, April 10, 2018, April 13, 2018, April 19, 2018 and June 4, 2018 (two reports); and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 7, 1984, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: the Investor Relations Department, c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. Our telephone number is (973) 605-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Legal matters with respect to the securities offered hereby are being passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey.

EXPERTS

The consolidated financial statements and schedule of Immunomedics, Inc. and subsidiaries as of June 30, 2017 and 2016, and for each of the years in the three-year period ended June 30, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2017 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$350,000,000

Common Stock

Prospectus Supplement

Cowen

BofA Securities

Jefferies

Piper Sandler